Exhibit 99.2
Vanda Pharmaceuticals to Participate in Stifel Nicolaus Global Healthcare
Conference and Jefferies Fall 2011 Mid-Atlantic Corporate Access Day
ROCKVILLE, MD, August 31, 2011 /PRNewswire-FirstCall/ — Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of products for central nervous system disorders, today announced that Mihael H. Polymeropoulos, M.D., Vanda President and CEO will deliver a corporate presentation at the Stifel Nicolaus Global Healthcare Conference in Boston, MA on Thursday, September 8, 2011 at 4:25 pm Eastern Time.
Dr. Polymeropoulos’ presentation at the Stifel Nicolaus Global Healthcare Conference will be available live on Vanda’s corporate website, where it also will be archived for 30 days. To access the presentation, log on to http://www.vandapharma.com and click on the Presentations option in the Investor Relations section. Please connect to the website several minutes prior to the start of the live presentation.
On Friday, September 9, 2011, members of the Vanda executive management team will participate in the Jefferies Fall 2011 Mid-Atlantic Corporate Access Day held in Baltimore, MD.
About Vanda Pharmaceuticals Inc.
Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for central nervous system disorders. For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.
Company Contact:
Cristina Murphy
Communications Manager
Vanda Pharmaceuticals Inc.
(240) 599-4500
cristina.murphy@vandapharma.com